Exhibit 99.1

PRESS RELEASE

1801 Russellville Road Bowling Green, Kentucky 42101 Holley.com

HOLLEY REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

Operational improvements and cost initiatives to drive 2023 margin and free cash flow improvement

Company reaches covenant relief agreement with financial partners and reduces interest rate risk

Provides outlook and guidance for full year 2023

BOWLING GREEN, KY – March 9, 2023 – Holley Inc. (NYSE: HLLY), the leading platform serving performance automotive enthusiasts, today announced financial results for its fourth quarter and full year ended December 31, 2022.

Full Year 2022 Highlights vs. Prior Year Period

●	Net Sales decreased 0.6% to $688.4 million in 2022 compared to $692.9 million in 2021
●	Gross Profit decreased 11.6% to $253.7 million in 2022 compared to $286.8 million in 2021
●	Net Income of $73.8 million, or $0.14 per diluted share, in 2022 compared to a Net Loss of $(27.1) million, or $(0.30) per diluted share, in 2021
●	Adjusted Net Income[1] of $7.9 million, in 2022 compared to Adjusted Net Income[1] of $61.8 million reported in 2021
●	Adjusted EBITDA[1] of $114.7 million in 2022 compared to $169.5 million in 2021

Fourth Quarter Highlights vs. Prior Year Period

●	Net Sales decreased 14.3% to $154.2 million compared to $179.8 million in the prior year's fourth quarter
●	Gross Profit decreased 36.8% to $47.3 million compared to $74.7 million in the prior year's fourth quarter
●	Net Loss of $(15.2) million, or $(0.13) per diluted share, compared to a Net Loss of $(18.0) million, or $(0.16) per diluted share, in the prior year's fourth quarter
●	Adjusted Net Loss[1] of $(22.6) million, compared to Adjusted Net Income[1] of $9.0 million reported in the prior year's fourth quarter
●	Adjusted EBITDA[1] of $15.1 million compared to $36.1 million in the prior year's fourth quarter

1See "Use and Reconciliation of Non-GAAP Financial Measures" below.

“Despite ongoing supply-chain disruptions and demand normalization impacting financial results during the quarter, we remain encouraged by the underlying strength of our core enthusiast base and are confident that Holley remains a clear leader in the performance enthusiast automotive space,” said Michelle Gloeckler, Holley’s Interim President and Chief Executive Officer. “We are intently focused on strategically aligning our cost structure, delivering strong free cash flow, and returning the Company’s growth and margin performance to historical levels. ”

Key Operating Metrics and Strategic Highlights

●	Record DTC sales of $149 million in 2022, up 27% or $32 million compared to 2021
●	Holley event attendance of 106,000 individuals in 2022, an increase of 16.9% year-over-year
●	Past due orders reduced during the fourth quarter but remain elevated in our Electronics category
●	$30 million of savings in 2023 driven by operational improvements and cost initiatives to help offset cost headwinds

“2022 was a challenging year for Holley, and one that surfaced many areas of improvement for the broader organization,” said Matthew Rubel, Executive Chairman of the Board. “We are extremely focused heading into 2023, with dedicated efforts to realize additional cost savings and M&A synergy capture, prioritize key product categories and platforms, and return to operational excellence through the refinement of our organizational structure.”

“I believe that we are well positioned to take this business to the next level and that our team is highly capable of executing Holley’s strategic vision, which is to inspire and enable enthusiasts in their automotive adventures by bringing innovation, discovery, and fun to motor life,” said Gloeckler. “New products are our Company’s lifeblood, and we are positioned to capitalize on many new opportunities such as the modification of electric vehicles and electric powertrain conversions in the future. Our superior engineering capabilities and unparalleled understanding of the performance enthusiast consumer will benefit this effort and position Holley to remain a leader in the attractive growth market.”

Significant Subsequent Events

The Company reached an agreement with its lending group to amend the net leverage covenant applicable to the revolver. The terms of the agreement now call for a net leverage ratio, as defined in the credit agreement, of 7.25x in Q1 and Q2 of 2023, 6.50x in Q3 of 2023, 5.75x in Q4 of 2023 and Q1 of 2024 before returning to the original agreement level of 5.0x in Q2 of 2024 and thereafter. Additional covenant information is available in the Company’s supplemental earnings materials and full details of the agreement can be found in the Company’s Form 8-K filed on March 8, 2023.

In an effort to reduce exposure to floating interest rates, Holley entered into a costless interest rate collar that hedged $500 million in debt by capping 3-Month SOFR at 5.0%, subject to a floor on 3-Month SOFR of 2.8%, through mid-February of 2026.

Full Year 2023 Outlook

Holley is providing the following outlook for the full-year 2023:

●	Net Sales in the range of $625-$675 million
●	Adjusted EBITDA of $108-$122 million
●	Capital Expenditures in the range of $10-$15 million
●	Depreciation and Amortization Expense of $23-$25 million
●	Interest Expense in the range of $60-$65 million

“While 2022 results were challenged by multiple factors, the management team at Holley is committed to making the necessary changes to stabilize our Company and drive improved operating and financial performance,” said Jesse Weaver, Holley’s Chief Financial Officer. “Heading into 2023, we believe we are well-equipped to execute our well-defined strategy. There is incredible depth in our leadership, and we have the needed financial flexibility to align our cost structure to current market demand.  Despite a normalization to pre-COVID trend growth levels, our end markets remain strong, and Holley is an unquestioned leader across key product categories. We’ve taken several steps to fully capture acquisition synergies, improve our freight strategy, and right size our operating structure. In total, we expect these efforts to deliver approximately $30 million of year-over-year cost savings in 2023, with $15 million coming from SG&A as the result of a recent reduction in force and expected synergy capture and $15 million in gross margin largely driven by improved shipping costs as the result of a recently negotiated contract with a new 3rd party logistics provider. The organization is laser-focused on restoring profitability, optimizing inventories, driving innovation, and de-leveraging our balance sheet in 2023 and beyond.”

Conference Call

A conference call and audio webcast has been scheduled for 8:30 a.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available on the investor relations portion of the Company’s website at investor.holley.com. For those that cannot join the webcast, you can participate by dialing 877-407-4019 (Toll Free) or 201-689-8337 (Toll) using the access code of 13736184.

For those unable to participate, a telephone replay recording will be available until Thursday, March 16, 2023. To access the replay, please call 877-660-6853 (Toll Free) or 201-612-7415 (Toll) and enter confirmation code 13736184. A web-based archive of the conference call will also be available at the Company’s website.

About Holley Inc.

Holley Inc. (NYSE: HLLY) is a leading designer, marketer, and manufacturer of high-performance products for car and truck enthusiasts. Holley offers the largest portfolio of iconic brands that deliver innovation and inspiration to a large and diverse community of millions of avid automotive enthusiasts who are passionate about the performance and personalization of their classic and modern cars. Holley has disrupted the performance category by putting the enthusiast consumer first, developing innovative new products, and building a robust M&A process that has added meaningful scale and diversity to its platform. For more information on Holley, visit https://www.holley.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Holley’s future financial or operating performance. For example, projections of future revenue and adjusted EBITDA and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “or” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Holley and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the ability of Holley to grow and manage growth profitably which may be affected by, among other things, competition; to maintain relationships with customers and suppliers: and to retain its management and key employees; 2) costs related to Holley becoming a public company; 3) disruptions to Holley's operations, including as a result of cybersecurity incidents; 4) changes in applicable laws or regulations; 5) the outcome of any legal proceedings that may be instituted against Holley; 6) general economic and political conditions, including political tensions and war (such as the ongoing conflict in Ukraine); 7) the possibility that Holley may be adversely affected by other economic, business and/or competitive factors; 8) Holley’s estimates of its financial performance; 9) the impact of the novel coronavirus disease pandemic and its effect on business and financial conditions; 10) our ability to anticipate and manage through disruptions and higher costs in manufacturing, supply chain, logistical operations, and shortages of certain company products in distribution channels; and 11) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 15, 2022, and that are otherwise described or updated from time to time in Holley’s filings with the SEC. Although Holley believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes any duty to update these forward-looking statements, except as otherwise required by law.

Investor Relations:

Ross Collins / Stephen Poe

Alpha IR Group

312-445-2870

HLLY@alpha-ir.com

[Financial Tables to Follow]

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(Unaudited)

	For the thirteen weeks ended				For the year ended
	December 31,		Variance	Variance	December 31,		Variance	Variance
	2022	2021	($)	(%)	2022	2021	($)	(%)
Net Sales	$154,165	$179,801	$(25,636)	-14.3%	$688,415	$692,847	$(4,432)	-0.6%
Cost of Goods Sold	106,908	105,071	1,837	1.7%	434,757	406,040	28,717	7.1%
Gross Profit	47,257	74,730	(27,473)	-36.8%	253,658	286,807	(33,149)	-11.6%
Selling, General, and Administrative	48,196	37,700	10,496	27.8%	150,728	116,793	33,935	29.1%
Research and Development Costs	6,687	8,113	(1,426)	-17.6%	29,083	28,280	803	2.8%
Amortization of Intangible Assets	3,698	3,608	90	2.5%	14,683	13,999	684	4.9%
Impairment of Indefinite-Lived Intangible Assets	—	—	—	—	2,395	—	2,395	nm
Acquisition and Restructuring Costs	1,266	1,791	(525)	-29.3%	4,513	23,668	(19,155)	-80.9%
Related Party Acquisition and Management Fee Costs	—	—	—	—	—	25,789	(25,789)	-100.0%
Other Operating Expense	920	752	168	22.3%	1,514	755	759	100.5%
Operating Expense	60,767	51,964	8,803	16.9%	202,916	209,284	(6,368)	-3.0%
Operating Income (Loss)	(13,510)	22,766	(36,276)	nm	50,742	77,523	(26,781)	-34.5%
Change in Fair Value of Warrant Liability	(5,909)	15,307	(21,216)	nm	(57,021)	32,580	(89,601)	nm
Change in Fair Value of Earn-Out Liability	(1,449)	2,009	(3,458)	nm	(10,731)	8,875	(19,606)	nm
Loss on Early Extinguishment of Debt	—	12,225	(12,225)	-100.0%	-	13,650	(13,650)	-100.0%
Interest Expense	13,447	8,032	5,415	67.4%	40,227	39,128	1,099	2.8%
Non-Operating Expense (Income)	6,089	37,573	(31,484)	-83.8%	(27,525)	94,233	(121,758)	nm
Income (Loss) Before Income Taxes	(19,599)	(14,807)	(4,792)	32.4%	78,267	(16,710)	94,977	nm
Income Tax Expense (Benefit)	(4,373)	3,174	(7,547)	nm	4,493	10,429	(5,936)	-56.9%
Net Income (Loss)	$(15,226)	$(17,981)	$2,755	-15.3%	$73,774	$(27,139)	$100,913	nm
Comprehensive Income (Loss):
Foreign Currency Translation Adjustment	(2,248)	42	(2,290)	nm	(990)	30	(1,020)	nm
Pension Liability Gain	302	388	(86)	-22.2%	302	388	(86)	-22.2%
Total Comprehensive Income (Loss)	$(17,172)	$(17,551)	$379	-2.2%	$73,086	$(26,721)	$99,807	nm
Common Share Data:
Basic Net Income (Loss) per Share	$(0.13)	$(0.16)	$0.03	-18.8%	$0.63	$(0.30)	$0.93	nm
Diluted Net Income (Loss) per Share	$(0.13)	$(0.16)	$0.03	-18.8%	$0.14	$(0.30)	$0.44	nm
Weighted Average Common Shares Outstanding - Basic	117,148	115,807	1,341	1.2%	116,763	89,960	26,803	29.8%
Weighted Average Common Shares Outstanding - Diluted	117,179	115,807	1,372	1.2%	117,248	89,960	27,288	30.3%
nm - not meaningful

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)

	December 31,
	2022	2021
Assets
Total Current Assets	$324,963	$291,717
Property, Plant and Equipment, Net	52,181	51,495
Goodwill	418,121	411,383
Other Intangibles, Net	424,855	438,461
Right-of-Use Assets	29,522	—
Total Assets	$1,249,642	$1,193,056

Liabilities and Stockholders' Equity
Total Current Liabilities	$101,259	$91,795
Long-Term Debt, Net of Current Portion	643,563	637,673
Deferred Taxes	58,390	70,045
Other Noncurrent Liabilities	30,440	89,056
Total Liabilities	833,652	888,569

Common Stock	12	12
Additional Paid-In Capital	368,122	329,705
Accumulated Other Comprehensive Loss	(944)	(256)
Retained Earnings (Accumulated Deficit)	48,800	(24,974)
Total Stockholders' Equity	415,990	304,487
Total Liabilities and Stockholders' Equity	$1,249,642	$1,193,056

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the thirteen weeks ended		For the year ended
	December 31,		December 31,
	2022	2021	2022	2021
Operating Activities
Net Income (Loss)	$(15,226)	$(17,981)	$73,774	$(27,139)
Adjustments to Reconcile to Net Cash	17,465	21,300	(5,155)	93,003
Changes in Operating Assets and Liabilities	(2,091)	(6,653)	(56,307)	(44,281)
Net Cash provided by (used in) Operating Activities	148	(3,334)	12,312	21,583

Investing Activities
Capital Expenditures, Net of Dispositions	(1,430)	(4,724)	(12,702)	(14,869)
Acquisitions / Divestitures, net	1,742	(57,434)	(12,335)	(119,220)
Net Cash provided by (used in) Investing Activities	312	(62,158)	(25,037)	(134,089)

Financing Activities
Net Change in Debt	8,307	57,090	3,517	(45,942)
Recapitalization	—	—	—	132,299
Payment of acquisition contingent consideration	—	(9,200)	—	(9,200)
Payments from Stock-Based Award Activities	—	—	(1,050)	—
Proceeds from Issuance of Common Stock Due to Exercise of Warrants	—	—	383	—
Net Cash provided by Financing Activities	8,307	47,890	2,850	77,157

Effect of Foreign Currency Rate Fluctuations on Cash	777	—	(300)	—

Net Change in Cash and Cash Equivalents	9,544	(17,602)	(10,175)	(35,349)

Cash and Cash Equivalents
Beginning of Period	16,606	53,927	36,325	71,674
End of Period	$26,150	$36,325	$26,150	$36,325

Holley believes EBITDA, Adjusted EBITDA, Adjusted Net Income, and Organic Sales are useful to investors in evaluating the Company’s financial performance. In addition, Holley uses these measures internally to establish forecasts, budgets and operational goals to manage and monitor its business. Holley believes that these non-GAAP and other financial measures help to depict a more realistic representation of the performance of the underlying business, enabling the Company to evaluate and plan more effectively for the future.

HOLLEY INC. and SUBSIDIARIES
USE AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	For the thirteen weeks ended		For the year ended
	December 31,		December 31,
	2022	2021	2022	2021
Net Income (Loss)	$(15,226)	$(17,981)	$73,774	$(27,139)

Adjustments:
Interest Expense	13,447	8,032	40,227	39,128
Income Taxes	(4,373)	3,174	4,493	10,429
Depreciation	2,607	4,199	10,107	11,527
Amortization	3,698	3,608	14,683	13,999
EBITDA	153	1,032	143,284	47,944

Acquisition and Restructuring Costs	1,266	1,791	4,513	6,495
Earn-Out from Simpson Acquisition	—	—	—	17,173
Impairment of Indefinite-Lived Intangible Assets	—	—	2,395	—
Change in Fair Value of Warrant Liability	(5,909)	15,307	(57,021)	32,580
Change in Fair Value of Earn-Out Liability	(1,449)	2,009	(10,731)	8,875
Loss on Early Extinguishment of Debt	—	12,225	—	13,650
Product Rationalization	4,519	—	4,519	—
Equity-Based Compensation Expense	14,877	2,215	24,395	4,963
Related Party Acquisition and Management Fee Costs	—	—	—	25,789
Notable Items	741	757	1,838	11,270
Other Expense	920	752	1,514	755
Adjusted EBITDA	$15,118	$36,088	$114,706	$169,494

	For the thirteen weeks ended		For the year ended
	December 31,		December 31,
	2022	2021	2022	2021
Net Income (Loss)	$(15,226)	$(17,981)	$73,774	$(27,139)
Special items:
	—	—	1,892	—
Adjust for: Change in Fair Value of Warrant Liability	(5,909)	15,307	(57,021)	32,580
Adjust for: Change in Fair Value of Earn-Out Liability	(1,449)	2,009	(10,731)	8,875
Adjust for: Earn-Out from Simpson Acquisition	—	—	—	17,173
Adjust for: Loss on Early Extinguishment of Debt	—	9,658	—	10,784
Adjust for: Fees paid related to the Business Combination	—	—	—	19,561
Adjusted Net Income (Loss)	$(22,584)	$8,993	$7,914	$61,834

13 Weeks Ended
December 31, 2022
Net Sales	154,165
Less: Sales from Acquisitions within 365 Days of Purchase (Non-Comparable to Prior Year)	(7,322)
Organic Sales (Comparable to Prior Year Period Net Sales)	$146,843

	2023 Forecast
	Low Range	High Range
Net Sales	$625,000	$675,000
Adjusted EBITDA	108,000	122,000
Depreciation and Amortization	23,000	25,000
Interest Expense	60,000	65,000
Capital Expenditures	10,000	15,000

Holley defines EBITDA as earnings before (a) interest expense, (b) income taxes and (c) depreciation and amortization. Holley defines Adjusted EBITDA as EBITDA plus (i) acquisition integration and restructuring costs, (ii) an adjustment in 2021 due to a change in the fair value of the Simpson acquisition contingent consideration payable, (iii) impairment of indefinite-lived intangible assets (iv) changes in the fair value of the warrant liability, (v) changes in the fair value of the earn-out liability, (vi) loss on the early extinguishment of debt (vii) product rationalization initiatives aimed at eliminating unprofitable or slow-moving stock keeping units, (viii) compensation expense related to equity awards, (ix) related party acquisition and management fee costs, (x) notable items that in 2022 consist primarily of non-cash adjustments related to the adoption of ASC 842, "Leases," and in 2021 consist primarily of the amortization of the fair market value increase in inventory due to acquisitions, and (xi) other expenses, which for 2022 includes a $1.0 million loss on the sale of a business and for all periods includes net losses from disposal of fixed assets and foreign currency transactions. We have included within the definition of Adjusted EBITDA impairment of indefinite-lived intangible assets, changes in the fair value of warrant liabilities, changes in the fair value of the earn-out liability, and losses from the early extinguishment of debt, as management believes such matters, when they occur, do not directly reflect the performance of the underlying business.

Holley calculates Adjusted Net Income by excluding the after-tax effect of items considered by management to be special items from the earnings reported under U.S. GAAP. Management uses this measure to focus on on-going operations and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results. Holley believes that using this information, along with net income, provides for a more complete analysis of the results of operations.

Organic sales, or sales excluding the impact of acquisitions, excludes the impact from sales from acquisitions within 365 days of the consummation of such acquisition. Holley believes organic sales provides investors with useful supplemental information regarding Holley's underlying sales trends.

EBITDA, Adjusted EBITDA, Adjusted Net Income, and organic sales are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and may be different from non-GAAP and other financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP, and the items excluded from or included in these metrics are significant components in understanding and assessing Holley’s financial performance. These metrics should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP.

A forecast for full year 2023 Adjusted EBITDA is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, Holley is unable to provide a reconciliation of these measures without unreasonable effort.